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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT (the "Agreement"), made as of the 2nd day of February, 1998, by and between KIRKLAND'S, INC., a Tennessee corporation, (the "Company"), and REYNOLDS C. FAULKNER ("Executive").

         Executive is an individual who, by education, training and experience, is skilled in matters of corporate finance, accounting and administration. The Company desires to employ Executive as its Senior Vice President and Chief Financial Officer and thereby gain the benefit of Executive's knowledge and experience, and Executive desires to accept such employment pursuant to the terms of this Agreement.

          NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. Definitions.

         1.1. "Affiliate" of a Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

         1.2. "Board" means the Board of Directors of the Company.

         1.3. "Cause" means the occurrence of any of the following material violations, as determined in good faith by the Board: (i) Executive's failure, refusal or inability (other than due to mental or physical disability) to perform, in any material respect, his duties to the Company, which failure continues for more than fifteen (15) days after written notice thereof from the Company, (ii) alcohol abuse or use of controlled drugs (other than in accordance with a physician's prescription), (iii) illegal conduct or gross misconduct of Executive which is materially and demonstrably injurious to the Company, its affiliates or subsidiaries including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment, (iv) conviction of a misdemeanor involving moral turpitude or a felony, or (v) the entry of a plea of guilty or nolo contendere to a misdemeanor involving moral turpitude or a felony.

         1.4. "Competing Business" means any business primarily engaged in the retail sale of specialty gifts, decorative accessories or home furnishings, or any Significant Supplier.
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         1.5. "Financial Advisory Services" means financial advisory services other than consulting or advisory services regarding wholesale or retail purchasing, store location planning, store or display configuration, inventory control or purchase tracking systems or retail marketing strategy.

         1.6. "Good Reason" means that any of the following has occurred with respect to the Executive:

                  (a) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Employment Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (b) a reduction by the Company in Executive's Annual Salary; provided, however, that if the salaries of substantially all of the Company's senior executive officers (including the Company's President and CEO) are contemporaneously and proportionately reduced, a reduction in the Executive's Annual Salary to an amount not less than $225,000 will not constitute "Good Reason" hereunder;

                  (c) the failure by the Company, without Executive's consent, to pay to him any portion of his current compensation, except pursuant to a compensation deferral elected by Executive, or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty days of the date such compensation is due; other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (d) a material diminution in the 401(k), medical, health and life insurance benefits, if any, enjoyed by Executive under the Company's plans or arrangements as of the date hereof, except as required by law, or the failure by the Company to provide Executive with a minimum of three (3) weeks of paid vacation days annually;

                  (e) the relocation of the Company's principal executive offices to a location more than 35 miles from the location of such offices on the Effective Date, or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business; or

                  (f) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.


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         1.7. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, service marks, trade dress, logos, trade names, fictitious names, brand names, brand marks and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data, source codes and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), or similar intangible personal property created by, created for, or otherwise belonging to the Company.

         1.8. "Option Agreement" means the option agreement between Executive and the Company dated as of February 2, 1998.

         1.9. "Person" means an individual, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

         1.10. "Proprietary Information" means confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or Affiliate of the Company.

         1.11. "Restrictive Covenants" means the provisions contained in Section
5.1 of this Agreement.

         1.12. "Significant Supplier" means, as of a given date, a supplier of specialty gifts, decorative accessories or home furnishings whose aggregate sales to the Company, its affiliates or subsidiaries during the three (3) year period immediately preceding that given date exceeded $400,000.

         1.13. "Term" means the period beginning on the date hereof and ending on the earlier of: (i) the third anniversary of the date hereof, or (ii) the date that Executive's employment by the Company is terminated.

SECTION 2. Duration of Agreement; Duties. Executive will be employed as the Company's Chief Financial Officer. Executive's employment by the Company may be terminated by the Company at any time; provided, however, that during the Term, the terms and conditions of Executive's employment by the Company shall be as herein set forth. Executive will report to the President and the CEO of the Company. Executive will render his services hereunder to the


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Company and its Affiliates and shall use his best efforts, judgment and energy in the performance of the duties assigned to him. During the Term, Executive will devote substantially all of his business time and services to the Company to perform such duties as may be customarily incident to his position and as may reasonably be assigned from time to time by the Board. During the Term, Executive will not serve as a director of any other corporation without the prior consent of the Company.

SECTION 3. Compensation and Benefits.

                  3.1. Annual Salary. Executive hereby agrees to accept, as compensation for all services rendered by Executive in any capacity hereunder and for the Restrictive Covenants made by Executive in Section 5 hereof, an initial base salary at an annual rate of $225,000 (as the same may hereafter be increased, the "Annual Salary") commencing on the date hereof and continuing until expiration or termination of the Term. The Annual Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company, and which shall be withheld and paid in accordance with the Company's normal payroll practices for its similarly situated employees from time to time then in effect.

                  3.1. Signing Bonus. Within six months of the date hereof, the Company shall pay Executive a signing bonus in an amount equal to $100,000.

                  3.2. Annual Bonus. To the extent determined by the Board, in its absolute discretion, Executive will be eligible to receive a bonus of up to $100,000 per annum with respect to each fiscal year of the Company during the Term, commencing with the fiscal year ending December 31, 1998.

                  3.3. Benefits. Executive will be entitled to the benefits provided on Schedule I hereto. In addition, Executive will be entitled to receive the same benefits enjoyed by other executive officers of the Company from time to time (as determined by the Board in good faith, in its absolute discretion), which benefits, as of this date, include the benefits set forth on
Schedule II hereto. For purposes of this Agreement, "Benefits" means the benefits contemplated by this Section 3.3.

SECTION 4. Payment of Expenses. The Company will pay all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder, in accordance with the Company's standard practices and policies regarding the payment or reimbursement of expenses.

SECTION 5. Non-Compete; Confidentiality; Non-Solicitation.

         5.1. Restrictive Covenants.


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                  (a) Non-Compete. Executive shall not, during the Term and for a period of three (3) years thereafter (the "Restricted Period"), in the United States do any of the following, directly or indirectly, without the prior written consent of the Company (except in Executive's capacity as an employee of the Company, and in the best interests of the Company):

                           (i) engage or participate in any Competing Business;

                           (ii) become interested in (as owner, stockholder,
lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business;

                           (iii) arrange or facilitate the solicitation by a
Competing Business of any Significant Supplier;

                           (iv) influence or attempt to influence any supplier,
customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                           (v) influence or attempt to influence any Person to
either (1) terminate or modify any employment, consulting, agency, distributorship or other arrangement with the Company, or (2) employ, or arrange to have any other Person or entity employ, any Person who has been employed by the Company as an employee, agent or distributor of the Company at any time during the Restricted Period.

Notwithstanding the foregoing, Executive may provide investment banking or other Financial Advisory Services to a Competing Business and may hold less than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any company.

                  (b) Confidentiality. Executive recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the business of the Company. As a result, both during the Term and five (5) years thereafter, Executive shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any Proprietary Information revealed, obtained or developed in the course of his employment by the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 5.1(c), any information relating to business plans or studies, business procedures, costs, finances, marketing data, methods, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other materials that have not been made available to the general public, information, pricing

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information, marketing methods and plans, identities of customers and suppliers, the Company's relationship with actual or potential customers and the needs and requirements of any such actual or potential customers, and any other confidential information relating to the business of the Company; provided, however, that nothing herein contained shall restrict Executive's ability to make such disclosures during the Term as may be necessary or appropriate to the effective and efficient discharge of his duties as an employee hereunder or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Executive from divulging or using for his own benefit or for any other purpose any Proprietary Information which is publicly available, so long as such information did not become available to the public as a direct or indirect result of Executive's breach of this Section 5.1(b). In the event that Executive or any of its representatives becomes legally compelled to disclose any of the Proprietary Information, Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                  (c) Property. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Executive shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate (as reasonably determined by Executive) in accordance with Executive's duties and responsibilities to the Company and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Executive shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary or appropriate (as reasonably determined by Executive) in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Executive or by others.

         5.2.     Rights and Remedies Upon Breach.

                  (a) Specific Enforcement. Executive acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Executive also acknowledges that any breach by him of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate

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remedy at law exists. In the event of such breach by Executive, the Company shall have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

                  (b) Extension of Restrictive Period. In the event that Executive breaches any of the Restrictive Covenants contained in Section 5.1(a), then the Restricted Period shall be extended for a period of time equal to the period of time that Executive is in breach of such restriction.

                  (c) Accounting. If Executive is determined by any court, arbitrator, mediator or other adjudicative body to have breached any of the Restrictive Covenants, the Company will have the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any action constituting a breach of the Restrictive Covenants. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         5.3. Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to modify such provision and, in its modified form, such provision shall then be enforceable.

         5.4. Disclosure of Restrictive Covenants. Executive agrees to disclose the existence and terms of the restrictive covenants set forth in this Section 5 to any employer that Executive may work for after the termination of Executive's employment at the Company.

         5.5. Acknowledgments. Executive acknowledges that the Restrictive Covenants contained in Section 5.1(a) are included herein in order to induce the Company to employ Executive pursuant to the other terms of this Agreement. Executive further acknowledges that the duration and geographic scope of Section 5.1(a) are reasonable given the nature of this Agreement.

         5.6. Enforceability in Jurisdictions. If a court of any jurisdiction holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants.

SECTION 6. Termination. Executive's employment hereunder may be terminated by the Company or Executive at any time. Upon termination, Executive shall be entitled only to such

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compensation and benefits as described in this Section 6. In the event of any termination, the Company and Executive will have such rights and remedies as may be available to either of them under this Agreement, at law, in equity or otherwise, for any breach by the other of this Agreement.

         6.1. Termination Without Cause or For Good Reason. If Executive's employment by the Company is terminated by the Company without Cause or by Executive for Good Reason prior to the third anniversary of the date hereof, the Executive shall be entitled to payment of (i) all accrued and unpaid Annual Salary and Benefits through the date of such termination, (ii) a lump sum amount equal to the present value of (determined by applying the highest interest rate then in effect under any credit agreement to which the Company is a party) twelve (12) months of his Annual Salary, and (iii) a pro-rated annual bonus (determined by the Board in good faith, in its absolute discretion) based on the portion of the year during which Executive was employed by the Company. All Annual Salary and other Benefits shall cease at the time of such termination, subject to the terms of any benefits or compensation plan then in force and applicable to Executive, and the Company shall have no further liability or obligation by reason of such termination; provided, however, that this paragraph will not affect stock options granted to Executive by the Company, the terms of which are governed by the Option Agreement.

         6.2. Any Other Termination. If Executive's employment by the Company is terminated for any reason other than as set forth in Section 6.1, the Company's obligation to Executive (or, in the case of Executive's death, to Executive's estate) will be limited solely to the payment of accrued and unpaid Annual Salary and Benefits through the date of such termination. All Annual Salary and Benefits will cease at the time of such termination, subject to the terms of any benefits or compensation plans then in force and applicable to Executive, and the Company shall have no further liability or obligation hereunder by reason of such termination; provided, however, that this paragraph will not affect stock options granted to Executive by the Company, the terms of which are governed by the Option Agreement.

SECTION 7. Other Agreements. Executive represents, warrants and, where applicable, covenants to the Company that:

                  (a) there are no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive's execution of this Agreement or Executive's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Executive's employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder;

                  (b) Executive's execution of this Agreement and Executive's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which Executive is bound; and


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                  (c) Executive is free to execute this Agreement and to be
employed by the Company as an employee pursuant to the provisions set forth herein.

                  (d) Executive shall disclose the existence and terms of this Agreement to any employer that the Executive may work for during the Restricted Period.

SECTION 8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

SECTION 9. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

                  If to Executive:

                           Mr. Reynolds C. Faulkner
                           c/o Kirkland's, Inc.
                           805 N. Parkway
                           P.O. Box 7222
                           Jackson, Tennessee 38308-7222
                           Fax: (901) 664-9345


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                  If to Company:

                           Kirkland's, Inc.
                           805 N. Parkway
                           P.O. Box 7222
                           Jackson, Tennessee 38308-7222
                           Fax: (901) 664-9345
                           Attn:  Robert Alderson, Esquire

                  and to:

                           Mr. David Mussafer
                           Advent International Corporation
                           101 Federal Street
                           Boston, Massachusetts  21110
                           Fax: (617) 443-0322

                  with a copy to:

                           Julia D. Corelli, Esquire
                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           18th & Arch Streets
                           Philadelphia, Pennsylvania 19103
                           Fax: (215) 981-4750

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

SECTION 10. Entire Agreement; Amendments. This Agreement and the Option Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the employment of Executive with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

SECTION 11. Waiver. Any waiver by either party of any breach of any term or condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, not shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.


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SECTION 12. Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Tennessee without regard to the application of the principals of conflicts or choice of laws.

SECTION 13. Survival of Provisions. The provisions of this Agreement set forth in Sections 4 through 8 and, 10 through 15 hereof shall survive the termination of Executive's employment hereunder.

SECTION 14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 15. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

SECTION 16. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.



                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and Executive has executed this Agreement, on July 15, 1998, effective as of the date first above written.


                                            KIRKLAND'S, INC.


                                            By:  /s/ Carl Kirkland
                                              ----------------------------
                                            Title: Chief Executive Officer



                                            EXECUTIVE


                                              /s/ Reynolds C. Faulkner
                                              ----------------------------


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                                KIRKLAND'S, INC.

                    REYNOLDS C. FAULKNER EMPLOYMENT AGREEMENT

                                   SCHEDULE I

                               ADDITIONAL BENEFITS

1. Life Insurance. A life insurance policy (in addition to life insurance benefits generally provided or available to other employees of the Company) with a face amount of $500,000 with the beneficiary to be designated by Executive and issued on the basis of being paid up at age 65. The policy will (a) contain a waiver of premium in the event of disability (to the extent available at commercially reasonable rates), and (b) permit (upon termination of employment with the Company) the transfer of ownership of such policy to Executive, such transfer to be with all benefits, values and other ownership rights incident thereto at the time of such transfer, without cost to Executive, who may thereafter continue coverage under such policy at his own cost.

2. Relocation Expenses. Reasonable and necessary moving expenses, as follows:

         a. Agent's commissions on sale of existing home, if any; provided, however, that Executive will engage in independent efforts to sell his existing home for a period of at least one (1) month prior to engaging an agent for that purpose.

         b. Attorney's fees incurred in the sale of Executive's existing home.

         c. Airfare for two (2) trips from Atlanta for Executive's wife to shop for a home in Tennessee.

         d. Payment of moving company fees incurred in the transport of Executive's personal belongings to Tennessee.

3. Car Allowance. $600 per month.

4. Commuting Expenses. Airfare, lodging, telephone, and other reasonable and necessary commuting expenses incurred by Executive prior to relocating to Tennessee; provided, however, that such commuting expenses will be paid only through June, 1998.

5. Legal Fees. Reasonable and necessary legal fees and costs incurred in the review and negotiation of this contract; provided, however, that if such fees and costs exceed $2500, Executive will receive $2500, plus one-half of the amount of such fees and costs in excess of $2500.

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                                KIRKLAND'S, INC.

                    REYNOLDS C. FAULKNER EMPLOYMENT AGREEMENT

                                   SCHEDULE II

                       BASIC BENEFITS AS OF FEBRUARY 1998


1.       Group health insurance (partially subsidized by the Company).

2.       401(k) plan participation, after completion of one (1) year of service.

3.       Three weeks of paid vacation annually.


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